Exhibit 10.11

Director Compensation Summary

(Effective October 25, 2013)

•	$50,000 annual retainer (paid $12,500 quarterly1);

•	Includes attendance, whether in person or by telephone, of up to 10 Board meetings[2] per year;

•	Includes attendance, whether in person or by telephone and where applicable, of up to 10 meetings of the Audit Committee per year;

•	Includes attendance, whether in person or by telephone and where applicable, of any and all other Committees of the Board, individually and separately, as may be constituted by the Board; and

•	Includes, without limitation, any and all telephone calls made with management, the Board or management and the Board where minutes are not kept and formal Board or Committee action is not taken;

•	$20,000 additional annual retainer to the Chairman of the Board (paid $5,000 quarterly);

•	$10,000 additional annual retainer to the Audit Committee chair (paid $2,500 quarterly);

•	$5,000 additional annual retainer to the chair of any other Committee that is formally constituted by the Board (paid $1,250 quarterly);

•	$2,500 for each Board or Audit Committee meeting attended in person, in excess of attendance, whether in person or by telephone, of 10 Board and where applicable 10 Audit Committee meetings per year;

•	$1,000 for each Board or Audit Committee meeting attended by telephone lasting longer than two hours in duration, in excess of attendance, whether in person or by telephone, of 10 Board and where applicable 10 Audit Committee meetings per year;

•	$500 for each Board or Audit Committee meeting attended by telephone lasting less than two hours in duration, in excess of attendance, whether in person or by telephone, of 10 Board and where applicable 10 Audit Committee meetings per year;

•	Annual option grant of 25,000 shares of Common Stock of the Company that will vest on the first anniversary of the grant date; and

•	One-time initial grant of options for 25,000 shares of Common Stock of the Company upon becoming a member of the Board that will vest on the first anniversary of the grant date, provided that if a person becomes a member of the Board subsequent to the previous annual meeting of shareholders of the Company, the number of shares of Common Stock of the Company in respect of such initial grant of options will be reduced on a pro rata basis based on the number of days (proportionate to 365 and rounded up to the closest whole share) that have elapsed from the date of the previous annual meeting of shareholders to the date of such person’s appointment to the Board.

[1]	All quarterly retainer fees will be paid within ten business days following the end of the quarter in which the director has rendered the applicable Board services.
[2]	As used in this context, a “meeting” means a formal meeting of the Board or Committee thereof where minutes are kept and action is taken.